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     THIS NOTE HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933 OR  ANY
     APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION
     REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO, AS DEMONSTRATED BY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

                    VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION
                         8% SENIOR SUBORDINATED NOTE DUE 2000

     $1,500,000.00                                               June 18, 1996

              FOR VALUE RECEIVED, Virtual Open Network Environment Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of JMI Equity Fund II, L.P., or registered assigns (hereinafter referred to as the "Payee"), on or before June 18, 2000, the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000.00) or such part thereof as then remains unpaid and to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of eight percent (8%) per annum, such interest shall be payable quarterly in arrears on the last day of March, June, September and December in each year, the first such payment to be due and payable on September 30, 1996, and at maturity or prior prepayment of the Notes in full; provided, however, that if an Event of Default (as defined in the Agreement (defined below) has occurred and is continuing, from and after the date such Event of Default occurred the entire outstanding unpaid principal balance of this Note and any matured but unpaid interest from time to time due thereon shall bear interest, payable on demand, at the rate twelve percent (12%) per annum, or such lower rate as then may be the maximum rate permitted by applicable law; and further provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the rate of eight percent (8%) per annum. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 30-day month, counting actual days elapsed.

              This Note is issued pursuant to, and is entitled to the benefits of, (i) the Senior Subordinated Note and Warrant Purchase Agreement dated as of June 18, 1996 between the Company and the Payee (as the same may be amended from time to time, hereinafter referred to as the "Agreement"), and (ii) the Subordination Agreement dated as of June 18, 1996 among the Company, the Payee, James F. Chen and Hai Hua Cheng (as the same may be amended from time to time, hereinafter referred to as the "Subordination Agreement"). Each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement and the Subordination Agreement. Capitalized terms used but not otherwise defined in this Note shall have the meanings assigned to them in the Agreement.
              Payments of principal, interest and premium, if any, on this Note shall be made without setoff or counterclaim directly by check duly mailed

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     or delivered to the Payee at its address referred to in Section 9.03 of the Agreement, without any presentment or notation of payment, except that prior to any transfer of this Note, the holder hereof shall endorse on this Note a record of the date to which interest has been paid and all payments made on account of principal of this Note. The Company shall have no duty to pro rate interest payments with respect to this Note and shall pay the entire amount of any interest payment on this Note solely to the holder of this Note as reflected on the Company's transfer records as of the date of such payment.

              On the earliest to occur of: (1) a Qualified IPO; (2) a Change in Control; or (3) sale of all or substantially all of the assets of the Company, the Company shall prepay, without premium, this Note in whole, together with interest due hereon through the date of prepayment. This Note may also be prepaid in whole or in part at any time without premium or penalty.

              Nothing in the Agreement or in this Note shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.

              Whenever any payment to be made shall be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

              The indebtedness evidenced by this Note and the rights and remedies of the Payee under the Agreement and the Operative Documents shall be subordinate and junior to certain indebtedness of the Company to the Bank. This Note will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness and senior to all existing and future subordinated indebtedness of the Company.

              As further provided in, and provided by, the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrender Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

              In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney's fees.

              This Note shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

              The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other

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     demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

              IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

                                       VIRTUAL OPEN NETWORK ENVIRONMENT
                                       CORPORATION


                                       By /s/ James F. Chen


                                          ------------------------------


                                       Name: James F. Chen


                                       Title: President/CEO








     405JGP4739/12.227116-3


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